UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2017 (the “Closing Date”), AVEO Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Hercules Funding III, LLC (the “Lender”) and Hercules Capital, Inc., as agent (the “Agent”), amending and restating that certain Loan and Security Agreement dated as of May 28, 2010, by and among the Company, the Agent, Hercules Technology III, L.P. and the several banks and financial institutions from time to time parties thereto, as amended to date (the “Existing Loan Agreement”).

Pursuant to the Loan Agreement, the Company refinanced its outstanding principal and interest of approximately $20.0 million under the Existing Loan Agreement and converted such obligations into a new term loan in the aggregate principal amount of $20.0 million (the “New Term Loan”) on the Closing Date.

The New Term Loan bears per annum interest at a floating rate equal to the greater of (i) 9.45% and (ii) an amount equal to 9.45% plus the prime rate of interest as reported in the Wall Street Journal minus 4.75%; provided that the per annum interest rate shall not exceed 15.0% unless a default has occurred.

Pursuant to the Loan Agreement, interest payments on the New Term Loan are due beginning on the first business day of the month following the Closing Date. The Company is not required to pay principal on the New Term Loan during the period from the Closing Date until February 1, 2019 (the “Interest-Only Period”). In accordance with the Loan Agreement, provided that no event of default shall have occurred and continue, the Company may extend the Interest-Only Period at its election until August 1, 2019, if, on or prior to September 30, 2018, the Company has received positive data with respect to the Company’s Phase 3 clinical trial of tivozanib for the treatment of renal cell carcinoma for patients in the third-line setting, which positive data supports the filing by the Company of a new drug application with the U.S. Food and Drug Administration. The Loan Agreement also contains a second optional interest-only period through February 1, 2020, if specified additional conditions related to tivozanib development are met by June 28, 2019.

After the Interest-Only Period, the Company must repay the aggregate principal balance of the New Term Loan in equal monthly installments of principal and interest. The entire principal balance and all accrued but unpaid interest thereunder will be due and payable on July 1, 2021 (the “Maturity Date”). At its option, upon at least seven days’ prior notice to the Lender, the Company may prepay the entire outstanding principal and accrued and unpaid interest under the New Term Loan, as well as any unpaid fees or out-of-pocket expenses of the Lender accrued thereunder, subject to a prepayment charge determined in accordance with the Loan Agreement.

In accordance with the Loan Agreement, end-of-term payments allocable to amounts borrowed under the Existing Loan Agreement will be due in the amount of approximately (i) $540,000 on January 1, 2018, or on such earlier date as the New Term Loan is prepaid or obligations thereunder become due, and (ii) $300,000 on December 1, 2019, or on such earlier date as the New Term Loan is prepaid or obligations thereunder become due. An additional end-of-term payment allocable to amounts borrowed under the New Term Loan in the amount of approximately $790,000 will be due on the Maturity Date, or on such earlier date as the New Term Loan is prepaid or obligations thereunder become due.

Pursuant to the Loan Agreement, the Company granted the Lender a security interest in all of the Company’s personal property owned as of, or acquired after, the date of the Loan Agreement except for the Company’s intellectual property and certain other excluded assets. The Loan Agreement contains provisions related to the indemnification of the Lenders by the Company and representations and warranties of the Company. The Loan Agreement also includes affirmative and negative covenants applicable to the Company including covenants to deliver certain financial reports; to maintain insurance coverage; and to refrain from transferring assets, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, and suffering a change in control, in each case subject to certain exceptions.

The Loan Agreement provides that certain events shall constitute a default by the Company, including failure by the Company to pay amounts under the Loan Agreement when due; breach or default in the performance of any covenant under the Loan Agreement by the Company; insolvency of the Company and certain other bankruptcy proceedings involving the Company; default by the Company of obligations involving indebtedness in excess of $500,000; and the occurrence of an event or circumstance that would have a material adverse effect upon the business of the Company, as defined in the Loan Agreement. Upon the occurrence of any such event of default by the Company, the Lender may, at its option, accelerate payment by the Company of its obligations under the Loan Agreement, together with a prepayment charge, determined in accordance with the Loan Agreement. In addition, the outstanding principal and accrued and unpaid interest under the New Term Loan, as well as any unpaid fees or out-of-pocket expenses of the Lender accrued thereunder, will become immediately due and payable at the Lender’s option upon a change in control of the Company, as described in the Loan Agreement.

The foregoing summary of the Loan Agreement is qualified in its entirety by the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On January 2, 2018, the Company issued a press release announcing the new debt financing facility and providing updated guidance regarding the period in which it anticipates having cash to fund its operations. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Loan and Security Agreement, dated December 28, 2017, by and among the Company and the parties named therein

99.1	Press Release dated January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 2, 2018	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer